Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Senior Vice President and Chief Financial Officer	Global Communications Director
tom.paulson@tennantco.com	kathryn.lovik@tennantco.com
763-540-1204	763-540-1212
Tennant Company Reports 2018 Third-Quarter Results

Net sales of $273.3 million in the third quarter, up 4.3 percent

Organic sales rose 6.1 percent, led by the Americas and Asia-Pacific regions

Third-quarter GAAP diluted earnings per share of $0.52;
Adjusted EPS excluding special items of $0.54

Adjusted EBITDA of $29.3 million, or 10.7 percent of sales

Company increases and narrows 2018 full-year guidance ranges for net sales, adjusted net earnings and adjusted EBITDA
MINNEAPOLIS, October 24, 2018-Tennant Company (“Tennant”) (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported net sales of $273.3 million and net earnings of $9.7 million, or $0.52 per diluted share and adjusted net earnings of $0.54 per diluted share, for the quarter ended September 30, 2018. The 2018 third-quarter reported results reflected the impact of non-operational items that reduced net earnings by $0.4 million, or $0.02 per diluted share. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the 2018 third quarter rose to $29.3 million, or 10.7 percent of sales, from $28.0 million, or 10.7 percent of sales, in the same quarter last year. (See the Supplemental Non-GAAP Financial Table.)
“We remain pleased with our ability to generate broad-based growth across our geographies, products and channels, improving efficiencies in our business and continuing to invest for the future,” said Chris Killingstad, Tennant Company's president and chief executive officer. “While gross margin performance in the period reflected factors affecting U.S.-based manufacturers, such as labor and raw material shortages, tariffs and higher freight costs, we did continue to improve our field-service utilization and manufacturing productivity. We also made efficient use of our expense structure and continue to generate strong cash flow. We are pleased with our progress to date and are confident in the underlying performance of the business.”

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Page 2 – Tennant Company Reports 2018 Third Quarter Results

Third-Quarter Operating Review
Tennant’s 2018 third-quarter consolidated net sales of $273.3 million grew approximately 4.3 percent over the same period last year. This includes a 1.7 percent reduction from foreign currency and an organic growth of 6.1 percent.
Sales in the Americas region improved 8.9 percent, or 10.6 percent organically, reflecting strength in both our North and Latin American regions. North America showed considerable organic growth at 11.1 percent during the quarter driven by strength in our strategic account and distribution channels, along with continued growth in our service and parts and consumables businesses. Sales in the Americas region also reflect 6.4 percent organic growth in the Latin American region led by continued growth in our Brazilian market. Sales in the Europe, Middle East and Africa (EMEA) region were 5.8 percent lower, or down 4.5 percent organically, reflecting a challenging comparable sales performance from 2017 third quarter of 14.6 percent organic growth. Sales in the Asia Pacific (APAC) region rose 7.4 percent, or 10.6 percent organically, primarily led by industrial product growth in China.
Gross margin in the 2018 third quarter was 39.6 percent, compared to 39.9 percent in the same period last year. The prior year gross margin rate included a $2.2 million acquisition-related charge. Excluding the charge, the prior year gross margin rate was 40.8 percent. The year-over-year decline reflects the continued robust growth in our strategic account channel, higher freight costs, manufacturing productivity issues associated with raw material and labor shortages and the impact from newly enacted tariffs. These factors were partially offset by improved operational performance in both manufacturing and service that are the result of Tennant’s operational efficiency strategies. The company remains intently focused on gross margin expansion and is continually identifying cost savings initiatives in order to address external challenges impacting gross margin rates.
Selling and administrative (S&A) expense in the 2018 third quarter was $85.1 million, or 31.2 percent of sales, compared to $85.7 million, or 32.7 percent of sales, a year ago. Tennant continues to balance efficiency with investments toward growth. S&A in the third quarters of 2018 and 2017 reflected non-operational items that, on a net basis, increased S&A expenses by $0.8 million and $0.9 million, respectively. In addition, the third quarter of 2018 included a non-cash amortization expense related to the IPC acquisition of $5.4 million, or 2.0 percent of sales, compared to $7.3 million, or 2.8 percent of sales, in last year’s third quarter. The company remains committed to delivering expense leverage in order to expand profit margins.
Tennant’s 2018 third-quarter net earnings were $9.7 million, compared to net earnings of $3.6 million in the 2017 third quarter. Excluding the non-operational items, the 2018 third-quarter net earnings were $10.0 million, compared to $5.8 million in the 2017 third quarter. (See the Supplemental Non-GAAP Financial Table.)

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Page 3 – Tennant Company Reports 2018 Third Quarter Results

2018 Business Outlook
Killingstad concluded, “We remain focused on two goals: driving sustainable growth and improving our operational efficiencies. This year continues to present headwinds in the forms of a tight labor market, increased freight costs and tariff-related impacts. However, we are pleased thus far with our ability to execute, in spite of these challenges, and to maintain our momentum, which gives us confidence to increase our previously announced full-year guidance ranges for net sales, adjusted net EPS and adjusted EBITDA.”
Tennant is increasing and narrowing its previously announced 2018 full-year revenue guidance to be in the range of $1.115 billion to $1.125 billion, up 11.2 percent to 12.2 percent compared to the prior year and reflecting organic growth of approximately 5 percent. Based on the anticipated higher level of sales, continued tight management of controllable expenses, and impact of lower-than-expected tax rates, Tennant is increasing the low and high end of adjusted earnings per share to a range of $2.05 to $2.15. The company also is confirming the 2018 full-year reported GAAP earnings to a range of $1.75 to $1.85 per share and increasing adjusted EBITDA to a range of $119 million to $122 million.
Tennant's 2018 annual financial outlook includes the following additional assumptions:

•	Strong growth in most regions, especially strategic accounts in North America;

•	Gross margin performance of approximately 40.5 percent;

•	R&D expense of approximately 3.0 percent of sales;

•	Capital expenditures of approximately $20 million; and

•	An effective tax rate of approximately 15 percent.
Conference Call
Tennant will host a conference call to discuss 2018 third-quarter results, October 24, 2018, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A taped replay of the conference call, with slides, will be available at investors.tennantco.com until November 24, 2018.

Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.0 billion in 2017 and has approximately 4,300 employees. Tennant has manufacturing operations throughout the world; and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

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Page 4 – Tennant Company Reports 2018 Third Quarter Results

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: our ability to effectively manage organizational changes; our ability to attract, retain and develop key personnel and create effective succession planning strategies; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; our ability to successfully upgrade and evolve our information technology systems; our ability to develop and commercialize new innovative products and services; our ability to integrate acquisitions, including IPC; our ability to generate sufficient cash to satisfy our debt obligations; geopolitical and economic uncertainty throughout the world; our ability to successfully protect our information technology systems from cybersecurity risks; the occurrence of a significant business interruption; our ability to comply with laws and regulations; the potential disruption of our business from actions of activist investors or others; the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally; unforeseen product liability claims or product quality issues; and our internal control over financial reporting risks resulting from our acquisition of IPC.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2017 Form 10-K or 2017 Form 10-Qs. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company.

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Page 5 – Tennant Company Reports 2018 Third Quarter Results

We believe that disclosing Selling and Administrative Expense - as adjusted, Profit from Operations - as adjusted, Operating Margin - as adjusted, Profit Before Income Taxes - as adjusted, Income Tax Expense - as adjusted, Net Earnings Attributable to Tennant Company - as adjusted and Net Earnings Attributable to Tennant Company per Share - as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from restructuring charge, acquisition costs, certain non-operational professional services and debt financing costs write-off, are useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate Selling and Administrative Expense - as adjusted, Profit from Operations - as adjusted, Operating Margin - as adjusted and Profit Before Income Taxes - as adjusted by adding back the pre-tax effect of the restructuring charge, acquisition costs and certain non-operational professional services. We calculate Income Tax Expense - as adjusted by adding back the tax effect of the restructuring charge, acquisition costs, certain non-operational professional services and debt financing costs write-off. We calculate Net Earnings Attributable to Tennant Company - as adjusted by adding back the after-tax effect of the restructuring charge, acquisition costs, certain non-operational professional services and debt financing costs write-off. We calculate Net Earnings Attributable to Tennant Company per Share - as adjusted by adding back the after-tax effect of the restructuring charge, acquisition costs, certain non-operational professional services, debt financing costs write-off and dividing the result by the diluted weighted average shares outstanding.
We believe that disclosing Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and EBITDA Margin, excluding the impact from restructuring charge, acquisition costs, certain non-operational professional services and debt financing costs write-off (EBITDA - as adjusted) and EBITDA margin - as adjusted, is useful to investors as a measure of operating performance. We use these measures to monitor and evaluate operating performance. EBITDA - as adjusted and EBITDA Margin - as adjusted are financial measures that do not reflect GAAP. We calculate EBITDA - as adjusted by adding back the pre-tax effect of the restructuring charge, acquisition costs, certain non-operating professional services, debt financing costs write-off, Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense and Amortization Expense to Net Earnings (Loss) - as reported. We calculate EBITDA Margin - as adjusted by dividing EBITDA - as adjusted by Net Sales.
Investors should consider these non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW

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Page 6 – Tennant Company Reports 2018 Third Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2018	2017	2018	2017
Net Sales	$273,255	$261,921	$838,299	$723,771
Cost of Sales	165,170	157,317	500,778	434,877
Gross Profit	108,085	104,604	337,521	288,894
Gross Margin	39.6%	39.9%	40.3%	39.9%
Operating Expense:
Research and Development Expense	7,506	7,907	23,408	24,239
Selling and Administrative Expense	85,140	85,711	269,273	246,993
Total Operating Expense	92,646	93,618	292,681	271,232
Profit from Operations	15,439	10,986	44,840	17,662
Operating Margin	5.7%	4.2%	5.3%	2.4%
Other Income (Expense):
Interest Income	839	698	2,540	1,575
Interest Expense	(5,986)	(6,093)	(17,736)	(18,720)
Net Foreign Currency Transaction Losses	(295)	(842)	(1,381)	(2,375)
Other Expense, Net	(130)	(422)	(890)	(774)
Total Other Expense, Net	(5,572)	(6,659)	(17,467)	(20,294)
Profit (Loss) Before Income Taxes	9,867	4,327	27,373	(2,632)
Income Tax Expense	158	731	1,598	385
Net Earnings (Loss) Including Noncontrolling Interest	9,709	3,596	25,775	(3,017)
Net Earnings (Loss) Attributable to Noncontrolling Interest	33	37	81	(28)
Net Earnings (Loss) Attributable to Tennant Company	$9,676	$3,559	$25,694	$(2,989)

Net Earnings (Loss) Attributable to Tennant Company per Share:
Basic	$0.54	$0.20	$1.43	$(0.17)
Diluted	$0.52	$0.20	$1.40	$(0.17)

Weighted Average Shares Outstanding:
Basic	17,998,917	17,729,857	17,911,880	17,673,656
Diluted	18,439,621	18,171,444	18,344,813	17,673,656

Cash Dividends Declared per Common Share	$0.21	$0.21	$0.63	$0.63

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended			Nine Months Ended
	September 30			September 30
	2018	2017	%	2018	2017	%
Americas	$175,341	$161,037	8.9	$516,731	$472,953	9.3
Europe, Middle East and Africa	74,254	78,851	(5.8)	250,480	189,483	32.2
Asia Pacific	23,660	22,033	7.4	71,088	61,335	15.9
Total	$273,255	$261,921	4.3	$838,299	$723,771	15.8
(1) Net of intercompany sales.

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Page 7 – Tennant Company Reports 2018 Third Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	September 30,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and Cash Equivalents	$53,473	$58,398
Restricted Cash	534	653
Net Receivables	208,119	209,516
Inventories	139,793	127,694
Prepaid Expenses	28,356	19,351
Other Current Assets	8,865	7,503
Total Current Assets	439,140	423,115
Property, Plant and Equipment	381,443	382,768
Accumulated Depreciation	(217,625)	(202,750)
Property, Plant and Equipment, Net	163,818	180,018
Deferred Income Taxes	15,062	11,134
Goodwill	184,619	186,044
Intangible Assets, Net	152,974	172,347
Other Assets	14,953	21,319
Total Assets	$970,566	$993,977

LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$30,999	$30,883
Accounts Payable	90,778	96,082
Employee Compensation and Benefits	42,157	37,257
Income Taxes Payable	2,972	2,838
Other Current Liabilities	71,842	69,447
Total Current Liabilities	238,748	236,507
Long-Term Liabilities:
Long-Term Debt	316,937	345,956
Employee-Related Benefits	21,828	23,867
Deferred Income Taxes	48,491	53,225
Other Liabilities	35,479	35,948
Total Long-Term Liabilities	422,735	458,996
Total Liabilities	661,483	695,503
Equity:
Common Stock	6,796	6,705
Additional Paid-In Capital	26,087	15,089
Retained Earnings	312,539	297,032
Accumulated Other Comprehensive Loss	(38,233)	(22,323)
Total Tennant Company Shareholders’ Equity	307,189	296,503
Noncontrolling Interest	1,894	1,971
Total Equity	309,083	298,474
Total Liabilities and Total Equity	$970,566	$993,977

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Page 8 – Tennant Company Reports 2018 Third Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Nine Months Ended
	September 30
	2018	2017
OPERATING ACTIVITIES
Net Earnings (Loss) Including Noncontrolling Interest	$25,775	$(3,017)
Adjustments to reconcile Net Earnings (Loss) to Net Cash Provided by Operating Activities:
Depreciation	24,090	18,515
Amortization of Intangible Assets	17,378	11,430
Amortization of Debt Issuance Costs	1,883	896
Debt Issuance Cost Charges Related to Short-Term Financing	—	6,200
Fair Value Step-Up Adjustment to Acquired Inventory	—	8,445
Deferred Income Taxes	(9,908)	(4,848)
Share-Based Compensation Expense	6,008	4,915
Allowance for Doubtful Accounts and Returns	835	983
Other, Net	(459)	175
Changes in Operating Assets and Liabilities, Net of Assets Acquired:
Receivables, Net	(342)	(524)
Inventories	(19,550)	(9,866)
Accounts Payable	(1,756)	5,747
Employee Compensation and Benefits	5,186	(9,462)
Other Current Liabilities	(138)	10,019
Income Taxes	(1,105)	4,149
Other Assets and Liabilities	(4,428)	(11,634)
Net Cash Provided by Operating Activities	43,469	32,123

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(12,768)	(16,239)
Proceeds from Disposals of Property, Plant and Equipment	108	2,456
Proceeds from Principal Payments Received on Long-Term Note Receivable	828	500
Issuance of Long-Term Note Receivable	—	(1,500)
Proceeds from Sale of Business	4,000	—
Acquisition of Business, Net of Cash, Cash Equivalents and Restricted Cash Acquired	—	(353,535)
Purchase of Intangible Assets	(2,607)	(2,500)
Net Cash Used in Investing Activities	(10,439)	(370,818)

FINANCING ACTIVITIES
Proceeds from Short-Term Debt	—	300,000
Repayments of Short-Term Debt	—	(300,000)
Proceeds from Issuance of Long-Term Debt	—	440,000
Payments of Long-Term Debt	(30,216)	(81,262)
Payments of Debt Issuance Costs	—	(16,465)
Change in Capital Lease Obligations	7	—
Proceeds from Issuances of Common Stock	5,735	4,728
Dividends Paid	(11,356)	(11,204)
Net Cash (Used in) Provided by Financing Activities	(35,830)	335,797

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Page 9 – Tennant Company Reports 2018 Third Quarter Results

Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(2,244)	1,587

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(5,044)	(1,311)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	59,051	58,550

Cash, Cash Equivalents and Restricted Cash at End of Period	$54,007	$57,239

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Page 10 – Tennant Company Reports 2018 Third Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2018	2017	2018	2017

Gross Profit - as reported	$108,085	$104,604	$337,521	$288,894
Gross Margin - as reported	39.6%	39.9%	40.3%	39.9%
Adjustments:
Inventory Step-Up	—	2,246	—	8,445
Gross Profit - as adjusted	$108,085	$106,850	$337,521	$297,339
Gross Margin - as adjusted	39.6%	40.8%	40.3%	41.1%

Selling and Administrative Expense - as reported	$85,140	$85,711	$269,273	$246,993
Selling and Administrative Expense as a percent of Net Sales - as reported	31.2%	32.7%	32.1%	34.1%
Adjustments:
Acquisition and Integration Costs	(1,530)	(885)	(5,345)	(8,443)
Gain on Sale of Business	955	—	955	—
Professional Services	(236)	—	(1,792)	—
Restructuring Charge	—	—	—	(8,018)
Pension Settlement	—	—	—	(205)
Selling and Administrative Expense - as adjusted	$84,329	$84,826	$263,091	$230,327
Selling and Administrative Expense as a percent of Net Sales - as adjusted	30.9%	32.4%	31.4%	31.8%

Profit from Operations - as reported	$15,439	$10,986	$44,840	$17,662
Operating Margin - as reported	5.7%	4.2%	5.3%	2.4%
Adjustments:
Acquisition and Integration Costs	1,530	885	5,345	8,443
Gain on Sale of Business	(955)	—	(955)	—
Professional Services	236	—	1,792	—
Inventory Step-Up	—	2,246	—	8,445
Restructuring Charge	—	—	—	8,018
Pension Settlement	—	—	—	205
Profit from Operations - as adjusted	$16,250	$14,117	$51,022	$42,773
Operating Margin - as adjusted	5.9%	5.4%	6.1%	5.9%

Profit (Loss) Before Income Taxes - as reported	$9,867	$4,327	$27,373	$(2,632)
Adjustments:
Acquisition and Integration Costs	1,530	885	5,345	8,443
Gain on Sale of Business	(955)	—	(955)	—
Professional Services	236	—	1,792	—
Inventory Step-Up	—	2,246	—	8,445
Restructuring Charge	—	—	—	8,018
Financing Costs	—	—	—	7,378
Pension Settlement	—	—	—	205
Profit Before Income Taxes - as adjusted	$10,678	$7,458	$33,555	$29,857

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Page 11 – Tennant Company Reports 2018 Third Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2018	2017	2018	2017

Income Tax Expense - as reported	$158	$731	$1,598	$385
Adjustments:
Tax Rate Legislation and Mandatory Repatriation	362	—	362	—
Acquisition and Integration Costs(1)(2)	253	263	1,170	263
Gain on Sale of Business	(234)		(234)	—
Professional Services(1)	57	—	439	—
Inventory Step-Up(1)	—	627	—	2,356
Financing Costs(1)	—	—	—	2,759
Restructuring Charge(1)	—	—	—	2,234
Pension Settlement(1)	—	—	—	47
Income Tax Expense - as adjusted	$596	$1,621	$3,335	$8,044

Net Earnings (Loss) Attributable to Tennant Company - as reported	$9,676	$3,559	$25,694	$(2,989)
Adjustments:
Tax Rate Legislation and Mandatory Repatriation	(362)	—	(362)	—
Acquisition and Integration Costs	1,277	622	4,175	8,180
Gain on Sale of Business	(721)	—	(721)	—
Professional Services	179	—	1,353	—
Inventory Step-Up	—	1,619	—	6,089
Restructuring Charge	—	—	—	5,784
Financing Costs	—	—	—	4,619
Pension Settlement	—	—	—	158
Net Earnings Attributable to Tennant Company - as adjusted	$10,049	$5,800	$30,139	$21,841

Net Earnings (Loss) Attributable to Tennant Company per Share - as reported:
Diluted	$0.52	$0.20	$1.40	$(0.17)
Adjustments:
Tax Rate Legislation and Mandatory Repatriation	(0.02)	—	(0.02)	—
Acquisition and Integration Costs	0.07	0.03	0.23	0.47
Gain on Sale of Business	(0.04)	—	(0.04)	—
Professional Services	0.01	—	0.07	—
Inventory Step-Up	—	0.09	—	0.34
Restructuring Charge	—	—	—	0.32
Financing Costs	—	—	—	0.26
Pension Settlement	—		—	0.01
Adjustment from Impact of Using Diluted Shares	—	—	—	(0.03)
Net Earnings Attributable to Tennant Company per Share - as adjusted	$0.54	$0.32	$1.64	$1.20

(1)	In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where expenses were incurred and deductible for tax purposes.

(2)	2017 Acquisition Costs were nondeductible for tax purposes.

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Page 12 – Tennant Company Reports 2018 Third Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30		September 30
	2018	2017	2018	2017

Net Earnings (Loss) Including Noncontrolling Interest - as reported	$9,709	$3,596	$25,775	$(3,017)
Adjustments:
Interest Income	(839)	(698)	(2,540)	(1,575)
Interest Expense	5,986	6,093	17,736	18,720
Income Tax Expense	158	731	1,598	385
Depreciation Expense	7,750	7,472	24,090	18,515
Amortization Expense	5,721	7,650	17,378	11,430
Acquisition and Integration Costs	1,530	885	5,345	8,443
Gain on Sale of Business	(955)	—	(955)	—
Professional Services	236	—	1,792	—
Inventory Step-Up	—	2,246	—	8,445
Restructuring Charge	—	—	—	8,018
Pension Settlement	—	—	—	205
Acquisition Related Currency Loss	—	—	—	1,178
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$29,296	$27,975	$90,219	$70,747
EBITDA Margin - as adjusted	10.7%	10.7%	10.8%	9.8%

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